Obtaining Control of Credit Suisse Emerging
Markets Equity Fund A

As of April 30, 2016 Merchant Holdings
("Shareholder") owned 104,020 shares of the Fund which represented 72.19% of the Fund. As of October 31, 2016, Merchant Holdings
("Shareholder") owned 104,020 shares of the Fund, which represented 76.09% of the Fund.
Accordingly, Shareholder continues to be a controlling person of the Fund.

Obtaining Control of Credit Suisse Emerging
Markets Equity Fund C

As of April 30, 2016 Merchant Holdings
("Shareholder") owned 102,464 shares of the Fund
which represented 55.92% of the Fund and Pershing
owned less than 25% of the Fund.    As of October
31, 2016, Merchant Holdings ("Shareholder") owned 102,464 shares of the Fund, which represented 56.17% of the Fund and Morgan
Stanley owned 79,946 shares of the Fund, which represented 43.83% of the Fund. Accordingly, Shareholder continues to be a "controlling person" of the Fund.

Obtaining Control of Credit Suisse Emerging
Markets Equity Fund I

As of April 30, 2016 Merchant Holdings
("Shareholder") owned 2,188,016 which
represented 84.89% of the Fund.  As of October 31,
2016, Merchant Holdings ("Shareholder") owned
2,188,016 shares of the Fund, which represented
85.63% of the Fund. Accordingly, Shareholder continues to be a controlling person of the Fund.